Calculation of Filing Fee Tables
S-8
MP Materials Corp. / DE
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, issuable under the MP Materials Corp. 2020 Stock Incentive Plan	Other	3,547,152	$ 54.94	$ 194,880,530.88	0.0001381	$ 26,913.01
Total Offering Amounts:						$ 194,880,530.88		$ 26,913.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 26,913.01
Offering Note
[1]	Note 1.a: Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share ("Common Stock") of MP Materials Corp. (the "Company") that become issuable under the MP Materials Corp. 2020 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described above. Note 1.b: Represents an automatic annual increase equal to the lesser of (i) 2% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) an amount determined by the Registrant's Board of Directors, which annual increase is provided by the MP Materials Corp. 2020 Stock Incentive Plan. Note 1.b: The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and (h) under the Securities Act, as to the Common Stock authorized for issuance pursuant to the MP Materials Corp. 2020 Stock Incentive Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A